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                                                                     Exhibit 3.3


                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                         DYNEGY OPERATING PARTNERS L.P.


   The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:

   I. The name of the limited partnership is Dynegy Operating Partners L.P.

   II. The address of the Partnership's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle. The name of the Partnership's registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.

   III. The name and mailing address of the general partner is as follows:


        NAME                                                  MAILING ADDRESS
        ---------------------------------------------------------------------


        Dynegy Midstream GP, Inc.           1000 Louisiana, Suite 5800
                                            Houston, TX  77002


   IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of Dynegy Operating Partners L.P., as of February 14, 2002.



                                    DYNEGY MIDSTREAM GP, INC.
                                    ITS GENERAL PARTNER


                                    By: /s/ J. KEVIN BLODGETT
                                        --------------------------------------
                                          J. Kevin Blodgett
                                          Assistant Secretary